Exhibit 2.3

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

and

ANHEUSER-BUSCH INBEV NV/SA

and

the SUBSIDIARY GUARANTORS party hereto from time to time

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

TENTH SUPPLEMENTAL INDENTURE

Dated as of April 7, 2010

To the Indenture, dated as of October 16, 2009,

among Anheuser-Busch InBev Worldwide Inc.,

Anheuser-Busch InBev NV/SA, the Subsidiary Guarantors party thereto from time to time and

The Bank of New York Mellon Trust Company, N.A., Trustee

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	3

SECTION 1.01 Definitions	3
SECTION 1.02 Separability Clause	3
SECTION 1.03 Benefits of Instrument	3

ARTICLE II GUARANTEE RELEASE	4

SECTION 2.01 Guarantee Release	4

ARTICLE III MISCELLANEOUS PROVISIONS	4

SECTION 3.01 Effectiveness	4
SECTION 3.02 Ratification and Integral Part	4
SECTION 3.03 Priority	4
SECTION 3.04 Successors and Assigns	4
SECTION 3.05 Counterparts	4
SECTION 3.06 The Trustee	4
SECTION 3.07 Governing Law	4

TENTH SUPPLEMENTAL INDENTURE, dated as of April 7, 2010 (the “Tenth Supplemental Indenture”), among ANHEUSER-BUSCH INBEV WORLDWIDE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), ANHEUSER-BUSCH INBEV NV/SA, a société anonyme duly organized and existing under the laws of the Kingdom of Belgium (the “Parent Guarantor”), ANHEUSER-BUSCH COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware, INBEV BELGIUM SA/NV, a public limited liability company organized and existing under Belgian law, BRANDBREW S.A., a public limited liability company organized and existing under Luxembourg law, COBREW NV/SA, a public limited liability company organized and existing under Belgian law, AB INBEV FRANCE S.A.S., a société par actions simplifiée organized and existing under French law, INTERBREW INTERNATIONAL B.V., a private company with limited liability incorporated and existing under Dutch law with its corporate seat at Breda, The Netherlands, INTERBREW CENTRAL EUROPEAN HOLDING B.V., a private company with limited liability incorporated and existing under Dutch law with its corporate seat at Breda, The Netherlands, NIMBUSPATH LIMITED, a private limited company organized and existing under English law, AMBREW S.A., a société anonyme organized and existing under Luxembourg law, INBEV NEDERLAND N.V., a limited liability company incorporated and existing under Dutch law with its corporate seat at Breda, the Netherlands (each, a “Subsidiary Guarantor”, and together with the Parent Guarantor, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) to the Indenture, dated as of October 16, 2009, among the Company, the Guarantors and the Trustee (the “Indenture”).

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture, which provides for the issuance from time to time of unsecured debt securities of the Company;

WHEREAS, pursuant to Section 901(9) of the Indenture, which permits supplements thereto without the consent of Holders of Securities in order to establish the form or terms of Securities of any series, as permitted by Sections 201 and 301 of the Indenture, the Company, the Guarantors and the Trustees have previously entered into the First, Second, Third and Fourth Supplemental Indentures, each dated October 16, 2009 (the “October Supplemental Indentures”), for purposes of establishing the terms of the Company’s (i) $1,500,000,000 principal amount of 3.000% Notes due 2012, (ii) $1,250,000,000 principal amount of 4.125% Notes due 2015, (iii) $2,250,000,000 principal amount of 5.375% Notes due 2020, (iv) $500,000,000 principal amount of 6.375% Notes due 2040 and (v) in each of cases (i)-(iv), the related Exchange Securities issued in accordance with the Registration Rights Agreement (as such capitalized terms are defined in the respective October Supplemental Indentures) (collectively, the “October Notes”);

WHEREAS, Section 208 and Section 901(13) of the Indenture permit supplements thereto without the consent of Holders of Securities to effectuate the termination of any Guarantee and to release the relevant Guarantor from such Guarantee in the event that (i) at substantially the same time as its Guarantee of the Securities is terminated, the relevant Guarantor is released from its guarantee or is no longer a guarantor under the Senior Facility Agreement and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements (the “Release Requirements”);

WHEREAS, the Company and the Parent Guarantor and each of InBev Belgium SA/NV, AB InBev France S.A.S., Interbrew International B.V., Interbrew Central European Holding B.V., Nimbuspath limited, Ambrew S.A., and InBev Nederland N.V. (the “Released Guarantors”) have determined that the Released Guarantors each satisfy the Release Requirements and, therefore, the Guarantees by each Released Guarantor with respect to the October Notes should be released and all such Guarantees terminated;

WHEREAS, as contemplated by Section 208 and Section 901(13) of the Indenture, the Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Tenth Supplemental Indenture to amend the Indenture in the manner set forth herein;

WHEREAS, the Company and the Guarantors have taken all necessary corporate action to authorize the execution and delivery of this Tenth Supplemental Indenture;

NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually agree as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01 Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Tenth Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them by the Indenture.

SECTION 1.02 Separability Clause.

In case any provision in this Tenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.03 Benefits of Instrument.

Nothing in this Tenth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Tenth Supplemental Indenture or the Indenture.

ARTICLE II

Guarantee Release

SECTION 2.01 Guarantee Release. Each of the Released Guarantors has, as determined by such Guarantor, the Company and the Parent Guarantor, satisfied each of the Release Requirements, as set forth in detail under Section 208 of the Indenture, and, therefore, is hereby released from its Guarantee with respect to the October Notes and shall be under no obligation under the Indenture or any supplement thereto, unless otherwise stipulated, to provide a Guarantee with respect to any Securities issued pursuant to the Indenture after the date hereof and, furthermore, each of the Guarantees of the Released Guarantors with respect to the October Notes is hereby terminated without any further action on the part of the Released Guarantors, the Company, the Parent Guarantor, the Trustee or any other party.

ARTICLE III

Miscellaneous Provisions

SECTION 3.01 Effectiveness. This Tenth Supplemental Indenture will become effective upon its execution and delivery.

SECTION 3.02 Ratification and Integral Part. The Indenture, as supplemented by this Tenth Supplemental Indenture, is in all respects ratified and confirmed, and this Tenth Supplemental Indenture will be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03 Priority. This Tenth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Tenth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.04 Successors and Assigns. All covenants and agreements in the Indenture, as supplemented and amended by this Tenth Supplemental Indenture, by the Company and the Guarantors will bind their respective successors and assigns, whether so expressed or not.

SECTION 3.05 Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.06 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Tenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.07 Governing Law. This Tenth Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed, all as of the day and year first above written.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.
as Company

By:	/s/ Ricardo Rittes
	Name:	Ricardo Rittes
Title:

ANHEUSER-BUSCH INBEV NV/SA
as Parent Guarantor

By:	/s/ Ricardo Rittes
	Name:	Ricardo Rittes
Title:

By:	/s/ Liesbeth Hellemans
	Name:	Liesbeth Hellemans
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:	/s/ Kerry A. McFarland
	Name:	Kerry A. McFarland
Title:

ANHEUSER-BUSCH COMPANIES, INC.
As Subsidiary Guarantor

By:	/s/ Ricardo Rittes
	Name:	Ricardo Rittes
Title:

INBEV BELGIUM SA/NV
as Subsidiary Guarantor

By:	/s/ Erlend Van Vreckem
	Name:	Erlend Van Vreckem
Title:

By:	/s/ Vincent Borreman
	Name:	Vincent Borreman
Title:

BRANDBREW S.A.
a société anonyme with its registered address at 5, Parc d’Activité Syrdall, L-5365 Luxembourg and registered with the Luxembourg register of commerce and companies under number B-75696 as Subsidiary Guarantor

By:	/s/ J. L. Van de Perre
	Name:	J. L. Van de Perre
Title:

By:	/s/ Gert Magis
	Name:	Gert Magis
Title:

AB INBEV FRANCE S.A.S.
as Subsidiary Guarantor

By:	/s/ Liesbeth Hellemans
	Name:	Liesbeth Hellemans
Title:

INTERBREW INTERNATIONAL B.V.
as Subsidiary Guarantor

By:	/s/ J. H. M. Van Erve
	Name:	J. H. M. Van Erve
Title:

By:	/s/ Liesbeth Hellemans
	Name:	Liesbeth Hellemans
Title:

INTERBREW CENTRAL EUROPEAN HOLDING B.V.
as Subsidiary Guarantor

By:	/s/ J. H. M. Van Erve
	Name:	J. H. M. Van Erve
Title:

By:	/s/ Liesbeth Hellemans
	Name:	Liesbeth Hellemans
Title:

NIMBUSPATH LIMITED
as Subsidiary Guarantor

By:	/s/ Claude Bahoshy
	Name:	Claude Bahoshy
Title:

AMBREW S.A.
a société anonyme with its registered address at 5, Parc d’Activité Syrdall, L-5365 Luxembourg and registered with the Luxembourg register of commerce and companies under number B-99525 as Subsidiary Guarantor

By:	/s/ J. L. Van de Perre
	Name:	J. L. Van de Perre
Title:

COBREW NV/SA as Subsidiary Guarantor

By:	/s/ Liesbeth Hellemans
	Name:	Liesbeth Hellemans
Title:

By:	/s/ C. Delhaye
	Name:	C. Delhaye
Title:

INBEV NEDERLAND N.V. as Subsidiary Guarantor

By:	/s/ J. H. M. Van Erve
	Name:	J. H. M. Van Erve
Title:

By:	/s/ Liesbeth Hellemans
	Name:	Liesbeth Hellemans
Title: